Exhibit 99.1

NEWS RELEASE DATED 10-14-2004

For Additional Information,
Contact Robert O. Bratton,
Chief Financial Officer
(704) 688-4473
               or
Jan H. Hollar,
Director of Finance
(704) 688-4467

FOR IMMEDIATE RELEASE
October 14, 2004

First Charter Earnings Increase 28% in the Third Quarter

Charlotte, North Carolina – First Charter Corporation (NASDAQ: FCTR) today reported third quarter 2004 earnings of $11.4 million or $0.38 per diluted share compared to $8.9 million, or $0.30 per diluted share, for the same period in 2003. Strong loan growth and a decrease in prepayment speeds in the securities available for sale portfolio resulted in a 9 percent increase in interest income. In addition, the Corporation continued to realize the benefits resulting from the refinancing of fixed term advances during 2003 and certain asset-liability management transactions entered into during 2004 as interest expense decreased 4 percent. Asset quality remained stable, with nonperforming assets at 0.79 percent of loans plus other real estate owned and 30 day past due loans at 0.61 percent of loans.

“Loans to individuals and businesses continued to grow in the third quarter and our sales force continued to add new core households,” said Lawrence M. Kimbrough, President & CEO of First Charter Corporation. “Our distinctive Free Checking offer and reputation for exceptional service helped us attract individuals and businesses looking for a new and better banking relationship.”

For the nine months ended September 30, 2004, First Charter reported earnings of $30.9 million, or $1.02 per diluted share, compared to earnings of $14.6 million, or $0.49 per diluted share, for the same period in 2003. Earnings for the nine months ended September 30, 2003 were impacted by a higher provision for loan losses primarily attributable to the sale of $60.9 million of nonaccruing and accruing higher risk loans. In addition, interest expense declined 16 percent primarily due to the refinancing of fixed term advances during 2003 and certain asset-liability management transactions entered into during 2004.

Third Quarter 2004 compared to Third Quarter 2003

•	Total revenues, which are comprised of net interest income and noninterest income, increased $5.9 million or 15 percent driven by loan growth, slower prepayment speeds in the securities available for sale portfolio, higher fee income and reduced interest expense.

•	Provision for loan losses decreased $0.8 million or 33 percent due to improved asset quality.

•	Strong loan growth with average loans up 12 percent.

Key Customer Indicators

•	Third quarter 2004 customer service quality score was 82 percent very satisfied.

•	During the first nine months of 2004, 29,635 new checking accounts were opened.

•	During the first nine months of 2004, core households increased 8,027.

•	Customer retention ratio as of September 30, 2004 was 86 percent.

Financial Highlights

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
(Dollars in thousands, except per share data)	2004	2003	2004	2003
Earnings
Total revenues	$46,834	$40,900	$136,794	$129,276
Net income	11,388	8,894	30,883	14,636
Diluted earnings per share	0.38	0.30	1.02	0.49
Return on average assets	1.04%	0.87%	0.96%	0.50%
Return on average equity	15.28	11.64	13.81	6.15
Efficiency-taxable equivalent ratio (*)	59.47	64.14	61.24	70.47

* - Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gain on sale of securities.

	September 30	December 31	Increase (Decrease)
(Dollars in thousands)	2004	2003	Amount	Percentage
Balance Sheet
Loans held for sale	$5,468	$5,137	$330	6.43%
Loans, net	2,398,116	2,227,030	171,086	7.68
Investments	1,630,655	1,601,900	28,755	1.80
Total assets	4,409,044	4,206,693	202,351	4.81
Demand, savings and money market deposits	1,361,618	1,237,726	123,892	10.01
Total deposits	2,557,062	2,427,897	129,165	5.32
Other borrowings	1,482,340	1,432,200	50,140	3.50
Shareholders’ equity	308,651	299,439	9,212	3.08

	For the Nine Months
	Ended September 30		Increase (Decrease)
(Dollars in thousands)	2004	2003	Amount	Percentage
Average Balances
Loans held for sale	$11,022	$32,560	$(21,537)	(66.15)%
Loans, net	2,324,646	2,108,092	216,554	10.27
Investments	1,618,418	1,423,936	194,481	13.66
Total assets	4,290,442	3,950,565	339,877	8.60
Total deposits	2,524,190	2,481,486	42,703	1.72
Other borrowings	1,422,049	1,105,708	316,341	28.61
Shareholders’ equity	298,737	318,089	(19,353)	(6.08)

Net Interest Income/Margin
Third quarter
Net interest income increased $4.6 million, or 18 percent, to $30.8 million compared to the third quarter of 2003. The increase was primarily due to a $3.7 million increase in interest income primarily resulting from loan growth and a decrease in prepayment speeds in the securities available for sale portfolio. In addition, interest expense decreased $0.7 million, or 4 percent, due to (a) a shift in funding sources from higher-cost retail certificates of deposit to lower-cost transaction based accounts, (b) the benefits from the refinancing of $81 million of fixed-term advances in the fourth quarter of 2003, and (c) the benefits from certain asset-liability management transactions entered into during 2004. These decreases in interest expense were partially offset by the increase in interest rates.

The net interest margin increased to 3.09 percent in the third quarter of 2004 from 2.86 percent for the same period in 2003 as yields earned on interest bearing assets increased slightly and rates paid on interest bearing liabilities declined.

Year-to-Date
Net interest income increased $12.4 million, or 16 percent, to $91.2 million compared to the same period in 2003. The increase was primarily due to an $8.9 million decrease in interest expense primarily resulting from (a) a shift in funding sources from higher-cost retail certificates of deposit to lower-cost transaction based accounts, (b) the benefits from the refinancing of $50 million and $81 million of fixed-term advances in the second quarter and fourth quarter of 2003, respectively, and (c) the benefits from certain asset-liability management transactions entered into during 2004. In addition, interest income increased $3.1 million due mainly to loan growth, increases in the securities available for sale portfolio and a decrease in prepayment speeds in the securities available for sale portfolio

The net interest margin for the nine months ended September 30, 2004 increased to 3.11 percent from 2.97 percent for the same period in 2003 as rates paid on interest bearing liabilities declined faster than yields earned on interest bearing assets.

Noninterest Income
Third quarter
Noninterest income increased $1.3 million to $16.0 million compared to the third quarter of 2003. The increase was primarily due to (a) a $1.1 million increase in service charges, (b) a $1.0 million increase in gains on the sale of securities, and (c) a $0.4 million increase in other noninterest income due to growth in ATM, debit card and other miscellaneous fees. In addition, a $0.3 million gain was recognized on the sale of our Lake Lure branch deposits and loans in August of 2004. These increases were partially offset by (a) a $0.8 million decrease in mortgage loan fees as origination volume has declined and the Bank has retained a larger portion of mortgage loans in 2004 and (b) a $0.2 million decrease in brokerage income. In addition, trading gains of $0.2 million and property sale gains of $0.4 million were recognized in the third quarter of 2003.

Year-to-Date
Noninterest income decreased $4.9 million to $45.6 million compared to the same period in 2003. Gains on the sale of securities of $2.1 million were recognized in the first nine months of 2004 compared to $9.8 million in 2003, representing a decrease of $7.7 million. Gains totaling $2.3 million from the sale of the Corporation’s credit card portfolio and $1.8 million of trading gains were recognized in the first nine months of 2003. In addition, mortgage loan fees decreased $1.0 million as origination volume has declined and the Bank has retained a larger portion of mortgage loans in 2004. These decreases in noninterest income were partially offset by (a) a $2.4 million increase in service charges, (b) a $2.2 million increase in financial management income primarily due to the acquisition of a third party benefits administrator in the third quarter of 2003, (c) a $1.4 million increase in other noninterest income due to growth in ATM, debit card and other miscellaneous fees, and (d) a $1.1 million increase in insurance services income primarily due to the acquisition of two insurance agencies in the third and fourth quarter of 2003. In addition, gains totaling $0.8 million from the sale of bank property were recognized in the first nine months of 2004 versus $0.4 million in the same 2003 period and a $0.3 million gain was recognized on the sale of our Lake Lure branch deposits and loans in 2004.

Noninterest Expense
Third quarter
Noninterest expense increased $0.9 million to $27.3 million compared to the third quarter of 2003. The increase was primarily due to a $1.6 million increase in salaries and employee benefits due to (a) additional personnel, including the acquisition of two insurance agencies and (b) increased 401(k) accruals for the Corporation’s contribution resulting from a projected increase in 2004 earnings. This increase was partially offset by a $0.9 million decrease in professional service fees.

Year-to-Date
Noninterest expense decreased $2.1 million to $83.3 million compared to the first nine months of 2003. The decrease was due to $7.4 million of prepayment costs associated with refinancing $50 million in fixed term advances in the second quarter of 2003 that did not recur in 2004. In addition, professional service fees decreased $0.8 million. These decreases were partially offset by a $4.8 million increase in salaries and employee benefits due to (a) additional personnel, including the acquisition of a third party benefits administrator and two insurance agencies and (b) increased 401(k) accruals for the Corporation’s contribution resulting from a projected increase in 2004 earnings.

Efficiency Ratio
The efficiency ratio decreased to 59.5 percent compared to 64.1 percent for the third quarter of 2003. The calculation of the efficiency ratio excludes gains on sale of securities of $1.3 million and $0.3 million for the three months ended September 30, 2004 and 2003, respectively.

Income Tax Expense
Third quarter
Total income tax expense for the third quarter of 2004 was $6.5 million for an effective tax rate of 36.3 percent compared to $3.2 million for an effective tax rate of 26.5 percent for the third quarter of 2003. The increase in the effective tax rate for 2004 was due to an increase in projected taxable income relative to nontaxable adjustments and an increase in accrued taxes resulting from a proposed tax assessment received in the third quarter. The Corporation is appealing this assessment.

Year-to-Date
The income tax expense for the first nine months of 2004 amounted to $16.0 million for an effective tax rate of 34.1 percent compared to $5.3 million for an effective tax rate of 26.5 percent the first nine months of 2003. The increase in the effective tax rate for 2004 was due to an increase in projected taxable income relative to nontaxable adjustments and an increase in accrued taxes resulting from a proposed tax assessment received in the third quarter. The Corporation is appealing this assessment.

Loans Held for Sale
Loans held for sale consist primarily of 15 and 30 year residential mortgage loans which the Corporation intends to sell as whole loans. Loans held for sale increased to $5.5 million at September 30, 2004 as compared to $5.1 million at December 31, 2003. During the first nine months of 2004, $40.7 million of residential mortgage loans were moved to securities available for sale (“securitized”) and subsequently sold.

Loans
Gross loans increased $172.5 million to $2.43 billion at September 30, 2004 as compared to $2.25 billion at December 31, 2003. The growth in loans was due to a $66.5 million increase in home equity loans, a $64.2 million increase in commercial real estate loans, a $50.5 million increase in mortgage loans and a $6.1 million increase in consumer loans. These increases were partially offset by a $13.0 million decrease in construction loans and a $1.8 million decrease in commercial non-real estate loans. In addition, $6.4 million of nonaccruing and accruing higher risk residential mortgage loans were sold to investors during the first quarter of 2004.

Securities
The securities available for sale portfolio increased $28.8 million to $1.63 billion at September 30, 2004 as compared to December 31, 2003. The increase in the securities available for sale portfolio was primarily due to the purchase of agency securities funded by the proceeds from the sale of the previously mentioned securitized residential mortgage loans. The securities available for sale portfolio was also impacted by an increase in the unrealized net losses in the portfolio due to a rise in short and intermediate-term interest rates. Unrealized net losses on securities available for sale were $1.4 million at September 30, 2004 compared to unrealized net gains of $10.1 million at December 31, 2003.

Deposits
The Corporation’s CHecking Account Marketing Program (CHAMP) continues to attract new customers and deposits. During the first nine months of 2004, 29,635 new checking accounts were opened. In addition, during the first quarter of 2004 the Corporation introduced a new money market account, the Performance Plus Account. The emphases of these programs are to develop new customer relationships, shift our funding mix towards lower-cost funding sources and generate additional fee income opportunities.

Total deposits increased $129.2 million, or 5 percent, to $2.56 billion at September 30, 2004 compared to $2.43 billion at December 31, 2003. The increase in deposits was due to a $74.1 million increase in money market accounts, a $49.8 million increase in low-cost interest checking, savings and noninterest bearing deposits. Also, as a result of the Corporation’s strategy of shifting the funding mix, lower-cost brokered certificates of deposit increased $60.7 million, while higher-cost retail certificates of deposit decreased $55.4 million.

Shareholders’ Equity
Shareholders’ equity at September 30, 2004 increased to $308.7 million compared to $299.4 million at December 31, 2003. The after-tax unrealized loss on available for sale securities was $0.9 million at September 30, 2004 compared to an after-tax unrealized gain of $6.2 million at December 31, 2003. The change was due to an increase in short and intermediate-term interest rates. At September 30, 2004, the book value per share was $10.35. Based on the $24.17 closing price of First Charter Corporation common stock at September 30, 2004, the Corporation had a market capitalization of $721.0 million.

Provision for Loan Losses
The provision for loan losses decreased to $1.6 million for the three months ended September 30, 2004 compared to $2.4 million for the same year ago period. The decrease in the provision for loan losses was due to improved asset quality trends resulting in lower net charge-offs.

The provision for loan losses for the nine months ended September 30, 2004 amounted to $6.6 million compared to $23.9 million for the same year ago period. The decrease in the provision for loan losses was primarily attributable to the previously mentioned $60.9 million sale of nonaccruing and accruing higher risk loans and a $2.4 million increase in the provision related to certain residential rental property loans identified in the second quarter of 2003.

Net Charge-Offs
Third quarter
Net charge-offs for the three months ended September 30, 2004 amounted to $0.8 million, or 0.13 percent of average loans, compared to $2.1 million, or 0.40 percent of average loans for the same 2003 period. The decrease in net charge-offs was due to the recovery of $0.4 million from the sale of previously charged-off loans and lower charge-offs in all loan categories.

Year-to-Date
Net charge-offs for the nine months ended September 30, 2004 amounted to $4.8 million, or 0.27 percent of average loans compared to $6.4 million, or 0.41 percent of average loans for the same 2003 period. Net charge-offs benefited from a $0.6 million commercial loan recovery during the second quarter of 2004 and a third quarter 2004 recovery of $0.4 million from the sale of previously charged-off loans.

Nonperforming Assets
Nonaccrual loans at September 30, 2004 decreased to $14.2 million compared to $14.9 million at December 31, 2003. The decrease includes the sale of $2.1 million of nonaccrual mortgage loans in the first quarter of 2004. Other real estate owned decreased to $5.0 million at September 30, 2004 from $6.8 million at December 31, 2003.

Asset Quality Ratios
As a result of the Corporation’s continued focus on asset quality and the initiatives taken in 2003 and in the first nine months of 2004, our asset quality ratios remain strong as evidenced in the following table.

Asset Quality (1)

	September 30	June 30	March 31	December 31	September 30
	2004	2004	2004	2003	2003
Past Due Ratio
Past due loans over 30 days as a percentage of loans	0.61%	0.47%	0.64%	1.04%	0.71%

Nonaccrual Loans
Nonaccrual loans as a percentage of loans	0.59%	0.53%	0.52%	0.66%	0.64%

Nonperforming Assets
Nonperforming assets as a percentage of loans and other real estate owned	0.79%	0.79%	0.79%	0.96%	0.95%

Charge-offs
Net charge-offs as a percentage of average loans-annualized	0.13%	0.29%	0.41%	0.35%	0.40%

Allowance for Loan Losses
Allowance for loan losses as a percentage of loans	1.11%	1.11%	1.13%	1.14%	1.14%
Allowance for loan losses as a percentage of nonaccrual loans	189%	208%	217%	172%	179%

(1) Excludes loans held for sale.

Allowance for Loan Losses
The allowance for loan losses as a percentage of total loans decreased to 1.11 percent at September 30, 2004 compared to 1.14 percent at December 31, 2003. The allowance for loan losses decreased primarily due to improved asset quality trends as well as a change in the mix of the loan portfolio towards 1-4 family mortgages and home equity lines of credit. This type of secured lending generally carries lower credit risk and thus requires lower allocations in our allowance model. First Charter monitors the adequacy of the allowance for loan losses to cover inherent losses in the loan portfolio through the use of a loan loss migration model. Management believes the Corporation is adequately reserved based on its assessment of its credit risk profile.

Conference Call
First Charter’s executive management will be available via telephone conference to discuss the contents of this press release and to present growth and earnings estimates for the remainder of 2004 on Thursday, October 14, 2004 at 11:00 a.m. The following table outlines access information for the conference call and internet/audio replay:

	US/Canada Participants	International Participants

Live Conference Call	800-379-3953 ID # 1163675	706-679-5254 ID # 1163675

Internet Live and Replay	www.FirstCharter.com “Investor Relations” section SHOW # 187603	www.FirstCharter.com “Investor Relations” section SHOW # 187603

Audio Replay	800-642-1687 ID # 1163675	706-645-9291 ID # 1163675

Corporate Profile
First Charter Corporation is a regional financial services company with assets of $4.4 billion and is the holding company for First Charter Bank. First Charter operates 53 financial centers, six insurance offices and 99 ATMs located in 18 counties throughout the piedmont and western half of North Carolina. First Charter also operates one mortgage origination office in Virginia. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Additional information about First Charter can be found by visiting www.FirstCharter.com or by calling 1-800-601-8471. First Charter’s common stock is traded under the symbol “FCTR” on the NASDAQ National Market.

Forward Looking Statements
This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at First Charter’s website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

(Selected financial information is attached)

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ:	FCTR)

	As of / For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/2004	9/30/2003	Amount	Percentage
BALANCE SHEET
ASSETS:
Cash and due from banks	$98,000	$84,468	$13,532	16.0%
Federal funds sold	2,080	2,004	76	3.8
Interest earning bank deposits	9,259	42,560	(33,301)	(78.2)
Securities available for sale	1,630,655	1,603,262	27,393	1.7
Loans held for sale	5,468	14,784	(9,316)	(63.0)
Loans
Commercial Real Estate	788,539	732,434	56,105	7.7
Commercial Non Real Estate	210,214	199,412	10,802	5.4
Construction	345,178	275,005	70,173	25.5
Mortgage	331,249	258,927	72,322	27.9
Consumer	290,569	279,512	11,057	4.0
Home equity	459,527	364,191	95,336	26.2

Total loans	2,425,276	2,109,481	315,795	15.0
Less: Unearned income	(301)	(190)	(111)	58.4
Allowance for loan losses	(26,859)	(23,953)	(2,906)	12.1

Loans, net	2,398,116	2,085,338	312,778	15.0

Other assets	265,466	255,551	9,915	3.9

Total assets	$4,409,044	$4,087,967	$321,077	7.9%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$368,156	$337,409	$30,747	9.1%
Interest checking and savings	448,799	425,219	23,580	5.5
Money market deposits	544,663	534,148	10,515	2.0
Time deposits	1,195,444	1,184,806	10,638	0.9

Total deposits	2,557,062	2,481,582	75,480	3.0
Other borrowings	1,482,340	1,261,412	220,928	17.5
Other liabilities	60,991	42,710	18,281	42.8

Total liabilities	4,100,393	3,785,704	314,689	8.3

Total shareholders’ equity	308,651	302,263	6,388	2.1

Total liabilities and shareholders’ equity	$4,409,044	$4,087,967	$321,077	7.9%

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,335,669	$2,140,652	$195,017	9.1%
Securities	1,618,418	1,423,936	194,482	13.7
Interest earning assets	3,972,099	3,618,677	353,422	9.8
Assets	4,290,442	3,950,565	339,877	8.6
Deposits	2,524,190	2,481,486	42,704	1.7
Interest bearing liabilities	3,590,569	3,269,824	320,745	9.8
Shareholders’ equity	298,737	318,089	(19,352)	(6.1)

	As of / For the Quarter Ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
MISCELLANEOUS INFORMATION
Common stock prices (daily close)
High	$24.50	$21.89	$21.68	$21.20	$20.40
Low	20.86	20.05	19.52	19.27	17.04
End of period	24.17	21.79	21.14	19.55	19.60
Book Value	10.35	9.53	10.38	10.08	10.20
Market Capitalization	720,988,635	648,666,205	628,876,525	581,029,187	581,005,034
Weighted average shares — basic	29,810,917	29,763,619	29,738,553	29,685,088	29,672,137
Weighted average shares — diluted	30,231,191	30,067,462	30,029,056	29,685,088	29,904,440
End of period shares outstanding	29,829,898	29,768,986	29,748,180	29,720,163	29,643,114

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ:	FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
BALANCE SHEET
ASSETS:
Cash and due from banks	$98,000	$94,749	$75,040	$88,564	$84,468
Federal funds sold	2,080	1,960	1,723	1,311	2,004
Interest earning bank deposits	9,259	19,513	17,951	23,631	42,560
Securities available for sale	1,630,655	1,604,585	1,622,967	1,601,900	1,603,262
Loans held for sale	5,468	26,768	17,969	5,137	14,784
Loans
Commercial Real Estate	788,539	768,637	749,355	724,340	732,434
Commercial Non Real Estate	210,214	208,587	210,010	212,010	199,412
Construction	345,178	332,031	346,109	358,217	275,005
Mortgage	331,249	315,005	288,505	280,748	258,927
Consumer	290,569	276,236	271,686	284,448	279,512
Home equity	459,527	447,739	414,410	393,041	364,191

Total loans	2,425,276	2,348,235	2,280,075	2,252,804	2,109,481
Less: Unearned income	(301)	(197)	(209)	(167)	(190)
Allowance for loan losses	(26,859)	(26,052)	(25,736)	(25,607)	(23,953)

Loans, net	2,398,116	2,321,986	2,254,130	2,227,030	2,085,338

Other assets	265,466	269,652	258,081	259,120	255,551

Total assets	$4,409,044	$4,339,213	$4,247,861	$4,206,693	$4,087,967

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Deposits
Noninterest-bearing deposits	$368,156	$368,738	$353,133	$326,679	$337,409
Interest checking and savings	448,799	450,950	454,024	440,496	425,219
Money market deposits	544,663	563,523	506,504	470,551	534,148
Time deposits	1,195,444	1,211,554	1,193,781	1,190,171	1,184,806

Total deposits	2,557,062	2,594,765	2,507,442	2,427,897	2,481,582
Other borrowings	1,482,340	1,410,481	1,377,374	1,432,200	1,261,412
Other liabilities	60,991	50,186	54,308	47,157	42,710

Total liabilities	4,100,393	4,055,432	3,939,124	3,907,254	3,785,704

Total shareholders’ equity	308,651	283,781	308,737	299,439	302,263

Total liabilities and shareholders’ equity	$4,409,044	$4,339,213	$4,247,861	$4,206,693	$4,087,967

SELECTED AVERAGE BALANCES
Loans and loans held for sale	$2,393,362	$2,339,435	$2,273,575	$2,188,643	$2,130,236
Securities	1,627,156	1,637,918	1,590,083	1,585,679	1,560,430
Interest earning assets	4,035,259	3,995,390	3,884,954	3,792,383	3,730,688
Assets	4,343,207	4,316,360	4,210,401	4,158,189	4,062,106
Deposits	2,586,524	2,547,909	2,436,673	2,496,810	2,543,301
Interest bearing liabilities	3,625,679	3,610,337	3,535,305	3,431,144	3,381,916
Shareholders’ equity	296,539	296,699	303,722	304,097	303,186

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ:	FCTR)

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/2004	9/30/2003	Amount	Percentage
INCOME STATEMENT
Interest income — taxable equivalent	$47,496	$43,764	$3,732	8.5%
Interest expense	16,287	17,033	(746)	(4.4)

Net interest income — taxable equivalent	31,209	26,731	4,478	16.8
Less: taxable equivalent adjustment	414	531	(117)	(22.0)

Net interest income	30,795	26,200	4,595	17.5
Provision for loan losses	1,600	2,400	(800)	(33.3)

Net interest income after provision for loan losses	29,195	23,800	5,395	22.7
Noninterest income	16,039	14,700	1,339	9.1
Noninterest expense	27,347	26,399	948	3.6

Income before income taxes	17,887	12,101	5,786	47.8
Income tax expense	6,499	3,207	3,292	102.7

Net income	$11,388	$8,894	$2,494	28.0%

EARNINGS PER SHARE DATA
Basic	$0.38	$0.30	$0.08	26.7%
Diluted	0.38	0.30	0.08	26.7
Weighted average shares — basic	29,810,917	29,672,137
Weighted average shares — diluted	30,231,191	29,904,440
Dividends paid on common shares	$0.190	$0.185	$0.005	5.3%

PERFORMANCE RATIOS
Return on average assets	1.04%	0.87%
Return on average equity	15.28	11.64
Efficiency — taxable equivalent (*)	59.47	64.14

	For the Three Months Ended
	9/30/2004	9/30/2003
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
Gain on sale of securities	$1,267	$270
Gain on sale of deposits and loans	339	—
Gain on sale of credit card loans	—	49
Equity method investment loss	—	78
Trading gains	7	158
Gain on sale of properties	—	382

Notes:	Applicable ratios are annualized.
* — Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ:	FCTR)

	For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/2004	9/30/2003	Amount	Percentage
INCOME STATEMENT
Interest income — taxable equivalent	$138,608	$135,470	$3,138	2.3%
Interest expense	46,018	54,920	(8,902)	(16.2)

Net interest income — taxable equivalent	92,590	80,550	12,040	14.9
Less: taxable equivalent adjustment	1,390	1,728	(338)	(19.6)

Net interest income	91,200	78,822	12,378	15.7
Provision for loan losses	6,600	23,943	(17,343)	(72.4)

Net interest income after provision for loan losses	84,600	54,879	29,721	54.2
Noninterest income	45,594	50,454	(4,860)	(9.6)
Noninterest expense	83,340	85,420	(2,080)	(2.4)

Income before income taxes	46,854	19,913	26,941	135.3
Income taxes	15,971	5,277	10,694	202.7

Net income	$30,883	$14,636	$16,247	111.0%

EARNINGS PER SHARE DATA
Basic	$1.04	$0.49	$0.55	112.2%
Diluted	1.02	0.49	0.53	108.2
Weighted average shares — basic	29,797,642	29,825,313
Weighted average shares — diluted	30,134,952	30,020,709
Dividends paid on common shares	$0.560	$0.555	$0.005	0.9%

PERFORMANCE RATIOS
Return on average assets	0.96%	0.50%
Return on average equity	13.81	6.15
Efficiency — taxable equivalent (*)	61.24	70.47

	For the Nine Months Ended
	9/30/2004	9/30/2003
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
Gain on sale of securities	$2,087	$9,782
Gain on sale of deposits and loans	339	—
Gain on sale of credit card loans	—	2,262
Equity method investment loss	(300)	(298)
Trading gains	111	1,754
Gain on sale of properties	777	382
Noninterest expense
Prepayment costs on borrowings	—	(7,366)

Notes:	Applicable ratios are annualized.
* — Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ:	FCTR)

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
INCOME STATEMENT
Interest income — taxable equivalent
Interest and fees on loans	$31,406	$29,373	$29,291	$29,282	$29,042
Interest on securities	16,046	15,960	16,399	15,743	14,625
Other interest income	44	42	47	38	97

Total interest income — taxable equivalent	47,496	45,375	45,737	45,063	43,764

Interest expense
Interest on deposits	8,916	8,619	8,125	8,449	9,963
Other interest expense	7,371	6,255	6,732	7,121	7,070

Total interest expense	16,287	14,874	14,857	15,570	17,033

Net interest income — taxable equivalent	31,209	30,501	30,880	29,493	26,731
Less: Taxable equivalent adjustment	414	469	507	513	531

Net interest income	30,795	30,032	30,373	28,980	26,200
Provision for loan losses	1,600	2,000	3,000	3,575	2,400

Net interest income after provision for loan losses	29,195	28,032	27,373	25,405	23,800

Noninterest income
Service charges on deposit accounts	6,781	6,346	5,605	5,768	5,674
Financial management income	1,602	1,545	1,502	1,239	1,400
Gain on sale of securities	1,267	494	326	505	270
Gain on sale of deposits and loans	339	—	—	—	—
Gain on sale of credit card loan portfolio	—	—	—	—	49
(Loss) income from equity method investments	—	(76)	(224)	13	78
Mortgage loan fees	365	596	428	508	1,185
Brokerage services income	612	902	970	857	861
Insurance services income	2,464	2,634	3,031	2,415	2,327
Trading gains (losses)	7	(5)	109	47	158
Bank owned life insurance	860	847	850	983	992
Gain on sale of properties	—	—	777	—	382
Other noninterest income	1,742	1,607	1,291	1,144	1,324

Total noninterest income	16,039	14,890	14,665	13,479	14,700

Noninterest expense
Salaries and employee benefits	14,779	14,368	15,023	15,372	13,133
Occupancy and equipment	4,115	4,379	4,237	4,346	4,079
Data processing	945	1,006	862	792	712
Marketing	1,141	1,126	1,118	948	1,173
Postage and supplies	1,204	1,306	1,271	1,251	982
Professional services	2,264	2,361	2,712	3,422	3,158
Telephone	496	507	494	567	584
Amortization of intangibles	111	96	118	152	127
Prepayment costs on borrowings	—	—	—	11,723	—
Other noninterest expense	2,292	2,536	2,473	2,792	2,451

Total noninterest expense	27,347	27,685	28,308	41,365	26,399

Income (loss) before taxes	17,887	15,237	13,730	(2,481)	12,101
Income tax expense (benefit)	6,499	4,982	4,490	(1,991)	3,207

Net income (loss)	$11,388	$10,255	$9,240	$(490)	$8,894

EARNINGS (LOSS) PER SHARE DATA
Basic	$0.38	$0.34	$0.31	$(0.02)	$0.30
Diluted	0.38	0.34	0.31	(0.02)	0.30
Dividends paid on common shares	0.190	0.185	0.185	0.185	0.185

PERFORMANCE RATIOS
Return on average assets	1.04%	0.96%	0.88%	(0.05)%	0.87%
Return on average equity	15.28	13.90	12.20	(0.64)	11.64
Efficiency — taxable equivalent (*)	59.47	61.66	62.60	97.41	64.14
Noninterest income as a percentage of total income	34.25	33.15	32.56	31.75	35.94
Equity as a percentage of total assets	7.00	6.54	7.27	7.12	7.39
Average earning assets as a percentage of average assets	92.91	92.56	92.27	91.20	91.84
Average loans as a percentage of average deposits	92.53	91.82	93.31	87.66	83.76

	As of / For the Quarter Ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
SCHEDULE OF SELECTED ITEMS INCLUDED IN EARNINGS
Noninterest income
Gain on sale of securities	$1,267	$494	$326	$505	$270
Gain on sale of deposits and loans	339	—	—	—	—
Gain on sale of credit card loans	—	—	—	—	49
Equity method investment (loss) income	—	(76)	(224)	13	78
Trading gains (losses)	7	(5)	109	47	158
Gain on sale of properties	—	—	777	—	382
Noninterest expense
Prepayment costs on borrowings	—	—	—	(11,723)	—

Notes:	Applicable ratios are annualized.
* — Noninterest expense divided by the sum of taxable equivalent net interest income plus noninterest income less gain on sale of securities.

First Charter Corporation and Subsidiaries Quarterly Earnings Release	(NASDAQ:	FCTR)

As of / For the Quarter Ended
(Dollars in thousands, except per share data)	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
ASSET QUALITY ANALYSIS
Allowance for Loan Losses
Beginning balance	$26,052	$25,736	$25,607	$23,953	$23,644
Provision for loan losses	1,600	2,000	3,000	3,575	2,400
Allowance related to loans sold	(35)	—	(549)	—	—
Charge-offs	(1,432)	(2,475)	(2,582)	(2,304)	(2,238)
Recoveries	674	791	260	383	147

Net charge-offs	(758)	(1,684)	(2,322)	(1,921)	(2,091)

Ending balance	$26,859	$26,052	$25,736	$25,607	$23,953

Nonperforming Assets and Loans 90 days or more past due accruing interest
Nonaccrual loans	$14,237	$12,533	$11,845	$14,910	$13,398
Other real estate	4,962	6,159	6,199	6,836	6,709

Total nonperforming assets	19,199	18,693	18,044	21,746	20,107

Loans 90 days or more past due accruing interest	56	—	—	21	21

Total	$19,255	$18,693	$18,044	$21,767	$20,128

Asset Quality Ratios (*)
Nonaccrual loans as a percentage of total loans	0.59%	0.53%	0.52%	0.66%	0.64%
Nonperforming assets as a percentage of total assets	0.44	0.43	0.42	0.52	0.49
Nonperforming assets as a percentage of total loans and other real estate	0.79	0.79	0.79	0.96	0.95
Net charge-offs as a percentage of average loans (annualized)	0.13	0.29	0.41	0.35	0.40
Allowance for loan losses as a percentage of loans	1.11	1.11	1.13	1.14	1.14
Ratio of allowance for loan losses to:
Net charge-offs	8.91	x	3.85	x	2.76	x	3.36	x	2.89	x
Nonaccrual loans	1.89	2.08	2.17	1.72	1.79

As of / For the
Nine Months Ended	Increase (Decrease)
9/30/2004	9/30/2003	Amount	Percentage
Allowance for Loan Losses
Beginning balance	$25,607	$27,204	$(1,597)	(5.9)%
Provision for loan losses	6,600	23,943	(17,343)	(72.4)
Allowance related to loans sold	(584)	(20,783)	20,199	(97.2)
Charge-offs	(6,489)	(7,152)	(663)	(9.3)
Recoveries	1,725	741	984	132.8

Net charge-offs	(4,764)	(6,411)	(1,647)	(25.7)

Ending balance	$26,859	$23,953	$2,906	12.1%

Asset Quality Ratios (*)
Net charge-offs as a percentage of average loans (annualized)	0.27%	0.41%
Ratio of allowance for loan losses to net charge-offs (annualized)	4.23	x	2.79	x

For the Quarter Ended
9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
ANNUALIZED INTEREST YIELDS / RATES (**)
Interest income:
Yield on loans and loans held for sale	5.22%	5.05%	5.18%	5.31%	5.41%
Yield on securities	3.94	3.90	4.13	3.97	3.75

Yield on interest earning assets	4.69	4.56	4.73	4.73	4.67

Interest expense:
Cost of interest bearing deposits	1.60	1.59	1.55	1.59	1.80
Cost of borrowings	2.08	1.77	1.89	2.14	2.38

Cost of interest bearing liabilities	1.79	1.66	1.69	1.80	2.00

Interest rate spread	2.90	2.90	3.04	2.93	2.67

Net yield on earning assets	3.09%	3.06%	3.19%	3.10%	2.86%

Notes:	Applicable ratios are annualized.
(*) — Excludes loans held for sale.
(**) — Fully taxable equivalent yields.